Exhibit 4.1

FRANCISCO V. AGUILAR
Secretary of State

DEPUTY BAKKEDAHL
Deputy Secretary for
Commercial Recordings

STATE OF NEVADA

OFFICE OF THE
SECRETARY OF STATE

Commercial Recordings Division
401 N. Carson Street
Carson City, NV 89701
Telephone (775) 684-5708
Fax (775) 684-7138

North Las Vegas City Hall
2250 Las Vegas Blvd North, Suite 400
North Las Vegas, NV 89030
Telephone (702) 486-2880
Fax (702) 486-2888

Certified Copy

12/29/2023 11:39:24 AM

Work Order Number: W2023122901357
Reference Number: 20233725007
Through Date: 12/29/2023 11:39:24 AM
Corporate Name: WYTEC INTERNATIONAL, INC.

The undersigned filing officer hereby certifies that the attached copies are true and exact copies of all requested statements and related subsequent documentation filed with the Secretary of State's Office, Commercial Recordings Division listed on the attached report.

Document Number	Description	Number of Pages
20233724994	Amended Certification of Stock Designation After Issuance of Class/Series	2

Respectfully,

FRANCISCO V. AGUILAR
Nevada Secretary of State

Certified By: Sean Robles
Certificate Number: B202312294229909
You may verify this certificate
online at http://www.nvsos.gov

Business Number E0606662011 - 7 Filed in the Office of Secretary of State State Of Nevada Filing Number 20233724994 Filed On 12/29/2023 8:26:00 AM Number of Pages 2

Business Number E0606662011 - 7 Filed in the Office of Secretary of State State Of Nevada Filing Number 20233724994 Filed On 12/29/2023 8:26:00 AM Number of Pages 2

Amendment to Certificate of Designation of Wytec International , Inc. Establishing the Designations, Preferences , Limitations and Relative Rights of its Series C Preferred Stock, page 2 Section 6 . REDEMPTION RIGHTS . The shares of the Series C Preferred Stock shall be automatically, and without any required action by the Company or the holders thereof, redeemed by the Company at their par value on the date that William H . Gray ceases, for any reason, to serve as officer, director, or consultant of the Company, it being understood that if Mr . Gray continues without interruption to serve thereafter in one or more capacities as officer , director, or consultant of the Company this shall not be considered a cessation of service .